LMIS - LEGG MASON FUNDS
                   ANTI-MONEY LAUNDERING DELEGATION AGREEMENT

         This Delegation Agreement, made as of this 3rd day of November, 2006 by and between each open end investment company listed on Attachment A (each a "Fund" or collectively the "Funds") and Legg Mason Investor Services ("LMIS"), a registered broker-dealer and the principal underwriter of the Funds. This Delegation Agreement supersedes and replaces the delegation agreement between the parties dated as of July 5, 2006.

         WHEREAS, the Bank Secrecy Act, as amended by the USA PATRIOT Act, and regulations thereunder (the "Bank Secrecy Act") impose anti-money laundering requirements on financial institutions, including open-end investment companies; and

         WHEREAS, the Funds recognize the importance of complying with the Bank Secrecy Act and the Funds have adopted and implemented a written anti-money laundering program (the "Funds' Program") designed to satisfy the requirements of the Bank Secrecy Act; and

         WHEREAS, the Bank Secrecy Act authorizes a Fund to delegate to a service provider, such as LMIS, the implementation and operation of certain aspects of the Funds' Program; and

         WHEREAS, the Funds desire to delegate to LMIS the implementation and operation of certain aspects of the Funds' Program and LMIS desires to accept such delegation; and

         WHEREAS, LMIS is willing and able to furnish such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

                  1. (a) LMIS agrees that it has adopted and implemented an anti-money-laundering program in compliance with the Bank Secrecy Act and applicable NASD Conduct Rules, including without limitation procedures for (i) customer identification and (ii) suspicious activity monitoring.

                     (b) LMIS agrees that it will maintain anti-money laundering procedures on behalf of the Funds reasonably designed to: (i) with respect to Funds accounts the opening of which it facilitates, promptly obtain and submit all required customer identification information regarding the Funds' customers (as defined in 31 CFR ss.103.130) to the Funds' transfer agent and promptly respond to any exceptions identified by LMIS or by the Funds' transfer agent with respect to such customer information; (ii) coordinate with the Funds to complete and file with the Financial Crimes Enforcement Network ("FinCEN"), as appropriate and necessary in accordance with 31 CFR ss.103.15), a Suspicious Activity Report ("SAR") relating to suspicious activity involving the Funds of which LMIS knows or has reason to know; (iii) assist the Funds in responding to FinCEN Section 314 requests for information and request, if necessary, that the Funds' transfer agent search the Funds' accounts to identify any responsive accounts; (iv) screen, with respect to the accounts that it facilitates opening in the Funds, for foreign financial institutions (as defined in 31 CFR ss.103.176), and if it identifies such an account it shall notify the Funds' AML Compliance Officer promptly and, if the account has not yet been opened, shall not open the account without written direction to do so from the Funds' AML Compliance Officer, and, in any case, shall notify the Funds' AML Compliance Officer and comply with the written directions of the AML Compliance Officer with respect to such account, and shall keep (on behalf of the Funds) records of such screening, all in accordance with instructions provided by the Funds; (v) maintain copies of each SAR filed by LMIS on behalf of the Funds, along with any supporting documentation relating thereto, for five years from the date of the filing of the SAR filed by LMIS; and (vi) maintain copies of any Section 314 information requests relating to the Funds and the responses thereto for a period of five years from the request (collectively, the "Delegated Duties").

                     (c) If LMIS engages another entity (a "Sub-Service Provider") to carry out the Delegated Duties, LMIS will remain fully responsible to the Funds for the acts and omissions of the Sub-Service Provider to the same extent as LMIS is for its own acts and omissions and will contractually ensure access in accordance with paragraph (d) below.

                     (d) LMIS consents to provide any government agency having jurisdiction over the Funds: (i) information and records relating to LMIS's provision of anti-money laundering services to the Funds and (ii) the ability to inspect LMIS for purposes of evaluating the Funds' compliance with their anti-money laundering obligations under applicable law.

                     (e) LMIS will provide upon request to the Funds: (i) written copies of LMIS's anti-money laundering program and (ii) such other information, certifications, audits and assurances relating to LMIS's anti-money laundering policies and procedures as the Funds shall reasonably request.

                  2. No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement may be executed in multiple counterparts.

                  3. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.


                  4. Notices shall be provided to each party, as noted below:

                To LMIS:                           To the Funds:

           Joe Furey                            Secretary
           100 Light Street                     Legg Mason Funds
           Baltimore, MD 21202                  100 Light Street
                                                Baltimore, MD 21202


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

                  5. This Agreement is terminable with respect to some or all of the Funds without penalty by the respective Fund or by LMIS, on not less than 60 days' written notice to the other party, and such notice period may be waived upon the mutual written consent of the LMIS and the respective Fund.


IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

ATTEST:                                       Legg Mason Investment Companies as
                                                listed on Attachment A



By: /s/ Richard M. Wachterman                 By: /s/ Gregory Merz
    -------------------------                      ----------------
        Richard M. Wachterman                        Gregory Merz
        Secretary                                    Vice President and Chief
                                                     Legal Officer


ATTEST:                                     LEGG MASON INVESTOR SERVICES, LLC



By: /s/ Vicki R. Schmelzer                    By: /s/ Joseph M. Furey
    ----------------------                         -------------------





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


                                  Attachment A

------------------------------------------- ----------------------------------------------------
            Investment Company                                     Fund
------------------------------------------- ----------------------------------------------------
------------------------------------------- ----------------------------------------------------

      Legg Mason Income Trust, Inc.                     Limited Duration Portfolio
                                                     Investment Grade Income Portfolio
                                                           High Yield Portfolio
                                                            Core Bond Portfolio

     Legg Mason Tax-Free Income Fund                     MD Tax-Free Income Trust
                                                         PA Tax-Free Income Trust
                                                  Tax-Free Intermediate-Term Income Trust

       Legg Mason Value Trust, Inc.                                Value Trust

Legg Mason Special Investment Trust, Inc.                Special Investment Trust

      Legg Mason Growth Trust, Inc.                            Growth Trust

      Legg Mason Global Trust, Inc.                         Global Income Trust
                                                        International Equity Trust
                                                          Emerging Markets Trust

     Legg Mason Investors Trust, Inc.                 American Leading Companies Trust
                                                              Balanced Trust
                                                   U.S. Small-Capitalization Value Trust
                                                          Financial Services Fund

   Legg Mason Light Street Trust, Inc.                    Classic Valuation Fund

  Legg Mason Investment Trust, Inc.                          Opportunity Trust


Legg Mason Charles Street Trust, Inc.            Batterymarch U.S. Small-Cap Equity Portfolio
                                                      Global Opportunities Bond Fund
------------------------------------------- ----------------------------------------------------





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